Exhibit 10.40

SECURITYHOLDER RIGHTS AGREEMENT

dated as of October 17, 2005 (this “Agreement”),

among AFFINION GROUP HOLDINGS, INC., a

Delaware corporation (the “Company”),

AFFINION GROUP HOLDINGS, LLC

(“Parent”) and CENDANT CORPORATION (the

“Holder”).

WHEREAS, in connection with the consummation of the Purchase Agreement dated as of July 26, 2005 by and among the Company, Affinion Group, Inc. and the Holder, as it may be amended, supplemented, restated or otherwise modified from time to time (the “Purchase Agreement”), the Holder is receiving a Warrant and shares of Series A Preferred Stock (each as defined below).

NOW, THEREFORE, in consideration of the premises and of the mutual consents and obligations hereinafter set forth, the parties hereto hereby agree as follows:

Section 1. Definitions.

As used in this Agreement:

“Acceptance Period” has the meaning ascribed to such term in Section 5(f).

“Affiliate” shall mean, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified Person. The term “Affiliate” shall not include at any time any portfolio companies of Apollo Management V, L.P. or its affiliates.

“Board” means the Board of Directors of the Company and any duly authorized committee thereof. All determinations by the Board required pursuant to the terms of this Agreement to be made by the Board shall be binding and conclusive, if made in good faith.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks are required to be closed in New York, New York or London, United Kingdom.

“Certificate of Designation” means the Certificate of Designation, Preferences and Rights of Series A Redeemable Exchangeable Preferred Stock, of the Company.

“Common Stock” means the common stock of the Company, par value $.01 per share.

“Company” has the meaning ascribed to such term in the introductory paragraph hereof.

“Competitive Business” shall have the meaning given to it in the Purchase Agreement.

“Control Disposition” means any of the following transactions, in which Parent ceases to own more than 50% of its equity interest in the Company: (i) the sale or transfer (in one or a series of related transactions) of all or substantially all of the Company’s assets to a Person or a group of Persons acting in concert, (ii) the sale, issuance or transfer (in one or a series of related transactions) of a majority of the outstanding capital stock of the Company, to one Person or a group of Persons acting in concert, or (iii) the merger or consolidation of the Company with or into another Person that is not a subsidiary of the Company.

“Equity Interests” means any share capital, capital stock, or other equity or voting interest or any security or evidence of indebtedness convertible into or exchangeable for any share capital, capital stock, partnership or limited liability company interest or other equity interest, or any right, warrant or option to acquire any of the foregoing.

“Independent Third Party” means any Person that (i) did not beneficially own in excess of five percent (5%) of the voting securities of the Company deemed outstanding (on a fully diluted basis) as of the first anniversary of the date hereof; and (ii) is not an Affiliate of any such owner.

“Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Piggyback Notice” has the meaning ascribed to such term in Section 4.

“Piggy-Back Registration Rights” has the meaning ascribed to such term in Section 4.

“Public Offering” means a public offering of Common Stock by the Company pursuant to an effective registration statement filed by the Company with the Securities and Exchange Commission (other than on Forms S-4 or S-8 or successors to such forms) under the Securities Act.

“Registrable Shares” means Warrant Shares; provided, that any Registrable Shares shall cease to be Registrable Shares when (A) a registration statement with respect to the sale of such Registrable Shares has been declared effective under the Securities Act and such Registrable Shares have been disposed of in accordance with the plan of distribution set forth in such registration statement, (B) such Registrable Shares are distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (C) such Registrable Shares shall have been otherwise transferred and new certificates for them not bearing a legend restricting further transfer under the Securities Act shall have been delivered by the Company; and provided, further, that any securities that have ceased to be Registrable Shares shall not thereafter become Registrable Shares and any security that is issued or distributed in respect of securities that have ceased to be Registrable Shares is not a Registrable Share.

“Sale Notice” has the meaning ascribed to such term in Section 2(a).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Series A Preferred Stock” means the Company’s Series A Redeemable Exchangeable Preferred Stock, par value, $.01 per share, issued pursuant to the Certificate of Designation.

“Shares” means shares of the Company’s Common Stock.

“Tag Along Notice” has the meaning ascribed to such term in Section 2(b).

“Tag Along Transaction” has the meaning ascribed to such term in Section 2(a).

“Transfer Notice” has the meaning ascribed to such term in Section 5(f).

“Transferee” has the meaning ascribed to such term in Section 5(f).

“Transferred Securities” has the meaning ascribed to such term in Section 5(a).

“Warrant” means the Warrant to Purchase Common Stock of the Company, dated October 17, 2005, or any warrant or warrants issued in connection with the partial exercise thereof.

“Warrant Shares” means any shares of Common Stock issuable or issued upon exercise of the Warrant.

Section 2. Tag Along Rights.

(a) Subject to the provisions of Section 3, prior to the consummation of a Public Offering, if Parent or any Affiliate of Parent desires to effect any sale or transfer of any Shares to any Independent Third Party following which (when aggregated with all prior such sales or transfers) Parent and its Affiliates shall have disposed of more than 20% of the number of Shares outstanding as of the date hereof (a “Tag Along Transaction”), it shall give written notice to the Holder offering the Holder the option to participate in the Tag Along Transaction (a “Sale Notice”). The Sale Notice shall set forth the material terms of the proposed Tag Along Transaction and identify the contemplated transferee(s).

(b) The Holder may, by written notice to Parent (a “Tag Along Notice”) delivered within ten (10) Business Days after the date of the Sale Notice, elect to sell in such Tag Along Transaction any Warrant Shares, provided that the Holder may only sell the same percentage of its Warrant Shares that Parent proposes to sell or transfer of its Shares in the applicable Tag Along Transaction.

(c) If the Holder fails to deliver a timely Tag Along Notice, then Parent may thereafter consummate the Tag Along Transaction at the same price and on substantially the same terms and conditions as are described in the Sale Notice (including, without limitation, the number of Shares being sold). If the Holder gives Parent a timely Tag Along Notice, then Parent shall use all reasonable efforts to cause the prospective transferee(s) to agree to acquire all Warrant Shares identified in the Tag Along Notice, upon the same terms and conditions as are applicable to the Shares held by Parent. If such prospective transferee or Group is unable or unwilling to acquire all Warrant Shares proposed to be included in the Tag Along Transaction upon such terms, then Parent may elect either to cancel such Tag Along Transaction or to allocate the maximum number of shares that such prospective transferee(s) is willing to purchase among Parent, the Holder and any other holders having tag-along rights pro rata based on the total number of Shares held by each such holder participating in the transaction. The Holder shall deliver any Shares sold in any transaction pursuant to this Section 2 free and clear of liens, encumbrances and adverse claims with respect thereto.

(d) Notwithstanding anything herein to the contrary, Parent may transfer up to 1% of its Shares to any member of management of the Company in connection with the hiring of such person, so long as such transfers do not exceed, in any twelve month period, 5% of the Shares held by Parent and its Affiliates as of the beginning of such twelve month period.

Section 3. Come-Along Rights. If Parent or any of its Affiliates desires to effect a Control Disposition prior to the consummation of a Public Offering, then in lieu of complying with the requirements of Section 2, Parent at its option may require the Holder to sell the same percentage of its Warrant Shares as Parent desires to sell to the transferee(s), at the same price per share and on the same terms and conditions as apply to those sold by Parent. The Holder shall consent to and raise no objections against, and shall waive any dissenters rights, appraisal rights or similar rights in connection with, the Control Disposition. If the Control Disposition is structured as a sale of all the capital stock of the Company, the Holder shall agree to sell the Warrant and all of its Warrant Shares at the same price per share and on the same terms and conditions as apply to those sold by Parent. The Holder shall take all necessary and desirable actions reasonably requested by Parent in connection with the consummation of the Control Disposition, including the execution of such agreements and such instruments and the taking of such other actions as are reasonably necessary to provide customary representations, warranties, and indemnities regarding title, as well as escrow arrangements relating to the Control Disposition, consistent with those provided by Parent or its Affiliates. Upon the closing of the sale of any Shares pursuant to this Section 3, the Holder shall deliver at such closing, against payment of the purchase price therefor, certificates representing their Warrant Shares to be sold, duly endorsed for transfer or accompanied by duly endorsed stock powers, and evidence of the absence of liens, encumbrances and adverse claims with respect thereto and of such other matters as are deemed necessary by the Company for the proper transfer of such shares on the books of the Company.

Section 4. Piggy-Back Registration Rights.

(a) Participation. Subject to Section 4(b), if at any time after the date hereof the Company proposes to file a registration statement pursuant to which Parent may sell Shares or the Company may sell Shares and Parent would receive all or a portion of the proceeds of such sale (other than a registration on Form S-4 or S-8 or any successor form to such Forms), then the Company shall give prompt notice (the “Piggyback Notice”) to the Holder and the Holder shall be entitled to include in such registration statement the Registrable Shares held by it. The Piggyback Notice shall offer the Holder the right, subject to Section 4(b) (the “Piggy Back Registration Right”), to register such number of shares of Registrable Shares as the Holder may request and shall set forth (i) the anticipated filing date of such registration statement and (ii) the number of Shares that is proposed to be included in such registration statement. Subject to Section 4(b), the Company shall include in such registration statement such shares of Registrable Shares for which it has received written requests to register such shares within fifteen (15) days after the Piggyback Notice has been given. The Holder shall deliver any Shares sold in any transaction pursuant to this Section 4 free and clear of liens, encumbrances and adverse claims with respect thereto.

(b) Underwriter’s Cutback. Notwithstanding the foregoing, if a registration pursuant to this Section 4 involves an underwritten Public Offering and the managing underwriter or underwriters of such proposed Public Offering advises the Company that the number of Registrable Shares intended to be included in such offering would be reasonably likely to adversely affect the price, timing or distribution of the securities offered in such offering, then the number of securities proposed to be included in such registration shall be included in the following order:

(i) In the event of an exercise of any demand rights by Parent or any other Person possessing such rights:

(1) first, the securities held by the Persons requesting their securities be included in such registration pursuant to any other agreement in which the Company has granted such registration rights and the securities held by the Holder, pro rata based upon the number of securities of each class or series owned by each such Person and by the Holder at the time of such registration; and

(2) second, the securities to be issued and sold by the Company in such registration.

(ii) In the event of an exercise of any piggy-back registration rights by Parent or any other person possessing such rights:

(1) first, the securities to be issued and sold by the Company in such registration; and

(2) second, the securities held by the Persons requesting their securities be included in such registration pursuant to any other agreement in which the Company has granted such registration rights and the securities held by the Holder, pro rata based upon the number of securities of each class or series owned by each such Person and by the Holder at the time of such registration.

(c) Lock-Up. If the Company at any time shall register Shares under the Securities Act for sale to the public, the Holder shall not sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any capital stock of the Company without the prior written consent of the Company, for the period of time in which the Parent and its Affiliates has similarly agreed not to sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any capital stock of the Company, provided, however, that the lock-up period for the Holder shall not exceed 180 days.

(d) Company Control. The Company may decline to file a registration statement after giving the Piggyback Notice, or withdraw a registration statement after filing and after such Piggyback Notice, but prior to the effectiveness of the registration statement, provided that the Company shall promptly notify the Holder in writing of any such action and provided further that the Company shall bear all reasonable expenses incurred by the Holder or otherwise in connection with such withdrawn registration statement. Notwithstanding any other provision herein, the Company shall have sole discretion to select any and all underwriters that may participate in any Public Offering.

(e) Participation in Public Offerings. No Person may participate in any Public Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements containing reasonable and customary terms approved by the Persons entitled to approve such arrangements and (ii) completes and executes all reasonable and customary questionnaires, powers of attorney, indemnities, underwriting agreements, lock-ups and other documents required for such underwriting arrangements. Nothing in this Section 4(e) shall be construed to create any additional rights regarding the Piggy Back Registration Rights in any Person otherwise than as set forth herein.

(f) Expenses. All expenses incident to the Company’s performance of or compliance with this Section 4 including, without limitation, all registration and filing fees (including SEC registration fees and NASD filing fees), fees and expenses of compliance with securities or blue sky laws, listing application fees, printing expenses, transfer agent’s and registrar’s fees, cost of distributing prospectuses in preliminary and final form as well as any supplements thereto, and fees and disbursements of counsel for the Company and all accountants and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), shall be borne by the Company. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which they are to be listed; provided, that the Holder shall pay all applicable underwriting fees and discounts.

(g) Registration Procedures. Whenever the Holder requests that any Registrable Shares be registered or sold pursuant to this Agreement, the Company shall use its commercially reasonable efforts to effect the registration and the sale of such Registrable Shares in accordance with the intended methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(i) before the effectiveness of any registration statement or any amendments or supplements thereto, furnish to the Holder and the underwriter or underwriters, if any, copies of all such documents proposed to be filed, including the prospectus, if any, and any documents incorporated by reference in the prospectus and, if requested by the Holder, the exhibits incorporated by reference, and the Holder (and the underwriter(s), if any) shall have the opportunity to review and comment thereon, prior to the effectiveness of any such registration statement or amendment thereto;

(ii) furnish to the Holder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as the Holder and any underwriter(s) may reasonably request in order to facilitate the disposition of the Registrable Shares;

(iii) use its commercially reasonable efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions (domestic or foreign) as the Holder and any underwriter(s) reasonably requests and do any and all other acts and things that may be reasonably necessary or advisable to enable the Holder and any underwriter(s) to consummate the disposition in such jurisdictions of the Registrable Shares (provided, that the Company will not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (iv), (2) subject itself to taxation in any such jurisdiction or (3) consent to general service of process in any such jurisdiction);

(iv) notify the Holder and any underwriter(s), at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of the Holder or any underwriter(s), the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(v) in the case of an underwritten offering, use its commercially reasonable efforts to cause its counsel to issue opinions of counsel in form, substance and scope as are customary in primary underwritten offerings, addressed and delivered to the Holder; but only to the extent that such opinions are being issued to other securityholders of the Company in connection with such offering;

(vi) make available for inspection by the Holder, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by the Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by the Holder, underwriter, attorney, accountant or agent in connection with such registration statement;

(vii) use its commercially reasonable efforts to cause all such Registrable Shares to be listed on each securities exchange on which securities of the same class issued by the Company are then listed or, if no such similar securities are then listed, on Nasdaq or a national securities exchange selected by the Company;

(viii) if requested, cause to be delivered, immediately prior to the pricing of any underwritten offering, immediately prior to effectiveness of each registration statement (and, in the case of an underwritten offering, at the time of closing of the sale of Registrable Shares pursuant thereto), letters from the Company’s independent registered public accountants addressed to the Holder and each underwriter, if any, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent registered public accountants delivered in connection with primary underwritten public offerings;

(ix) promptly notify the Holder and the underwriter or underwriters, if any:

(1) when the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement or post-effective amendment to the registration statement has been filed and, with respect to the registration statement or any post-effective amendment, when the same has become effective;

(2) of any written request by the SEC for amendments or supplements to the registration statement or prospectus;

(3) of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the registration statement; and

(4) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Shares for sale under the applicable securities or blue sky laws of any jurisdiction.

(h) Indemnification.

(i) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, the Holder, its officers, directors and employees and each Person who controls (within the meaning of the Securities Act) the Holder against any losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, except insofar as the same may be caused by or contained in any information furnished in writing to the Company by the Holder for use therein; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such preliminary prospectus if (A) the Holder had an obligation to and failed to deliver or cause to be delivered a copy of the prospectus to the Person asserting such loss, claim, damage, liability or expense after the Company has furnished the Holder with a sufficient number of copies of the same and (B) the prospectus completely corrected in a timely manner such untrue statement or omission; and provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is completely corrected in an amendment or supplement to the prospectus and the Holder had an obligation to and thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of the securities to the Person asserting such loss, claim, damage, liability or expense after the Company had furnished the Holder with a sufficient number of copies of the same. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holder, if requested.

(ii) Indemnification by Holder. The Holder agrees to indemnify and hold harmless, to the full extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages or liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any registration statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished by such Holder to the Company in writing specifically for inclusion in such registration statement, prospectus or preliminary prospectus and has not been corrected in a subsequent writing prior to or concurrently with the sale of the securities to the Person asserting such loss, claim, damage, liability or expense. In no event shall the liability of the Holder hereunder be greater in amount than the dollar amount of the proceeds received by such selling Holder upon the sale of the securities giving rise to such indemnification obligation. The Company and the Holder shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any prospectus or registration statement.

(iii) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt (but in any event within 30 days after such Person has actual knowledge of the facts constituting the basis for indemnification) written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure; provided, further, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person or (c) in the reasonable judgment of any such Person, based upon advice of counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld), provided that an indemnified party shall not be required to consent to any settlement involving the imposition of equitable remedies or involving the imposition of any material obligations on such indemnified party other than financial obligations for which such indemnified party will be indemnified hereunder. No indemnifying party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. Whenever the indemnified party or the indemnifying party receives a firm offer to settle a claim for which indemnification is sought hereunder, it shall promptly notify the other of such offer. If the indemnifying party refuses to accept such offer within 20 business days after receipt of such offer (or of notice thereof), such claim shall continue to be contested and, if such claim is within the scope of the indemnifying party’s indemnity contained herein, the indemnified party shall be indemnified pursuant to the terms hereof. If the indemnifying party notifies the indemnified party in writing that the indemnifying party desires to accept such offer, but the indemnified party refuses to accept such offer within 20 business days after receipt of such notice, the indemnified party may continue to contest such claim and, in such event, the total maximum liability of the indemnifying party to indemnify or otherwise reimburse the indemnified party hereunder with respect to such claim shall be limited to and shall not exceed the amount of such offer, plus reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) to the date of notice that the indemnifying party desires to accept such offer, provided that this sentence shall not apply to any settlement of any claim involving the imposition of equitable remedies or to any settlement imposing any material obligations on such indemnified party other than financial obligations for which such indemnified party will be indemnified hereunder. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim in any one jurisdiction, unless in the written opinion of counsel to the indemnified party, reasonably satisfactory to the indemnifying party, use of one counsel would be expected to give rise to a conflict of interest between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of each additional counsel.

(iv) Other Indemnification. Indemnification similar to that specified in this Section 4(h) (with appropriate modifications) shall be given by the Company and the Holder with respect to any required registration or other qualification of securities under Federal or state law or regulation of governmental authority other than the Securities Act.

(v) Contribution. If for any reason the indemnification provided for in the preceding clauses h(i) and h(ii) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by the preceding clauses h(i) and h(ii), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative proceeds received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations, provided that the Holder shall not be required to contribute in an amount greater than the dollar amount of the net proceeds received by the Holder with respect to the sale of any securities under this Section 4. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 5. Transfers; Securities Restrictions; Legends. Except as provided in Section 7:

(a) As a condition to the Company’s obligation to register a transfer of shares of Series A Preferred Stock, the Warrant or the Warrant Shares permitted by this Agreement and the Certificate of Designation and the Warrant (the “Transferred Securities”; provided, however, that Transferred Securities shall not include any securities sold pursuant to a registration statement, Rule 144 (including paragraph (k) thereof) or any sale pursuant to Tag Along Transaction, a transaction described in Section 3, or any Piggy Back Registration Right) on the books and records of the Company, the transferee shall be required to become a party to this Agreement by executing an Adoption Agreement in substantially the form of Exhibit A or in such other form that is reasonably satisfactory to the Company.

(b) No Transferred Securities shall be transferable except upon the conditions specified in this Section 5.

(c) Each certificate representing Transferred Securities shall (unless otherwise permitted by the provisions of paragraph (d) or (e) below) be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO A SECURITYHOLDER RIGHTS AGREEMENT DATED AS OF OCTOBER 17, 2005 AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”), AND THE OTHER PARTIES NAMED THEREIN. THE TERMS OF SUCH SECURITYHOLDER RIGHTS AGREEMENT INCLUDE, AMONG OTHER THINGS, RESTRICTIONS ON TRANSFER. A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

Such legend shall be in addition to any other legend required to be placed on such instrument under applicable law.

(d) The Holder agrees, prior to any transfer of Transferred Securities, to give written notice to the Company of its intention to effect a transfer and to comply in all other respects with the provisions of this Section 5. Each such notice shall describe the manner and circumstances of the proposed transfer. Upon request by the Company, the holder delivering such notice shall deliver a written opinion, addressed to the Company, of counsel for the holder of such Transferred Securities, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to the Company) such proposed transfer does not involve a transaction requiring registration or qualification of such Transferred Securities under the Securities Act. Such holder of such shares shall be entitled to transfer such shares in accordance with the terms of the notice delivered to the Company, if the Company does not reasonably object to such transfer and request such opinion within five (5) Business Days after delivery of such notice, or, if it requests such opinion, does not reasonably object to such transfer within five (5) Business Days after delivery of such opinion. Each certificate or other instrument evidencing any such Transferred Securities shall bear the legend set forth in paragraph (b) above unless (i) such opinion of counsel to the holder of such Transferred Securities (which opinion and counsel shall be reasonably acceptable to the Company) states that such legend may be removed or (ii) the Company shall have waived the requirement of such legends.

(e) Notwithstanding the foregoing provisions of this Section 5, the restrictions imposed by Section 5(c) and (d) upon the transferability of any Transferred Securities shall cease and terminate when (i) any such Transferred Securities are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act, or (ii) the holder of such shares has met the requirements for transfer of such shares pursuant to Rule 144 under the Securities Act. Whenever the restrictions imposed by this Section 5 shall terminate, the holder of any Transferred Securities as to which such restrictions have terminated shall be entitled to receive from the Company, without expense, a new certificate not bearing the restrictive legend set forth in paragraph (c) above and not containing any other reference to the restrictions imposed by this Section 5.

(f) Right of First Refusal. If the Holder proposes to transfer any Transferred Securities to any Person, the Holder shall, before such transfer deliver to Parent an offer (the “Transfer Notice”) to transfer the Transferred Securities, which shall include (A) the number Transferred Securities to which the Transfer Notice relates, (B) the name and address of the proposed transferee (the “Transferee”), (C) the proposed amount and type of consideration (including, if the consideration consists in whole or in part of non-cash consideration, such information available to the Holder as may be reasonably necessary for Parent to properly analyze the economic value and investment risk of such non-cash consideration) and the terms and conditions of payment offered by Holder. The Transfer Notice shall remain open and irrevocable for a period of 30 days (the “Acceptance Period”) from the date of its receipt by Parent. Parent may accept the Transfer Notice and purchase the Transferred Securities by delivering to the Holder a notice in writing within the Acceptance Period. The Holder may transfer any Transferred Securities not purchased by Parent, on terms and conditions no more favorable to the Transferee than are described in the Transfer Notice, within 30 days after expiration of the Acceptance Period, after which the restrictions provided for in this Section 5(f) shall again become effective.

(g) Transfers to Competitors. No Transferred Securities may be transferred to any Person engaged in a Competitive Business of the Company or any of its Affiliates, without the prior written consent of the Company and Parent.

Section 6. Information Rights.

(a) Access. Subject to applicable laws, contractual obligations of confidentiality and doctrines of attorney-client privilege, and without limitation of any rights the Holder may have under applicable law, the Company shall permit Cendant Corporation, so long as it owns shares of Series A Preferred Stock, to have reasonable access, during regular business hours and upon reasonable advance notice, to the books and records of the Company and to key officers and employees of the Company, to the extent that such access does not materially interfere with the conduct of the Company’s business and to the extent that such access is reasonably necessary for such holder to monitor the financial performance of the Company with respect to their holding of Series A Preferred Stock.

(b) Financial Statements and Notices. The Company shall deliver unaudited quarterly balance sheets and statements of operations and cash flows to Cendant Corporation, so long as it owns shares of Series A Preferred Stock, within a reasonable time after the end of such quarter, and in no event later than 45 days after the end of such quarter. The Company shall provide prompt notice to any holder of Series A Preferred Stock of any material event or transaction required to be disclosed by the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(c) Confidentiality. Except as required by Law, regulation or stock exchange rule, the Holder shall, and shall cause each of its Affiliates to, keep confidential and not use for any purpose all nonpublic information regarding the Company of which the Holder may be aware.

Section 7. Repurchase Requirement. In the event the Company for any reason does not redeem shares of Series A Preferred Stock from the Holder as provided in Section 5(b) of the Certificate of Designation, or is prohibited from making such redemption pursuant to Section 5(e)(vi) of the Certificate of Designation, then, on such redemption date, Parent will purchase or cause to be purchased such shares from the Holder in cash for the applicable Liquidation Preference Amount (as defined in the Certificate of Designation). The Holder agrees to transfer any such shares to Parent free and clear of all claims or encumbrances, except for redemption rights of the Company with respect to the shares and the terms of this Agreement.

Section 8. Notices. In the event a notice or other document is required to be sent hereunder to the Company or to the Holder, such notice or other document, if sent by mail, shall be sent by registered mail, return receipt requested (and by air mail in the event the addressee is not in the continental United States), to the party entitled to receive such notice or other document at the address set forth on Annex I. Any such notice shall be effective and deemed received three (3) days after proper deposit in the mails, but actual notice shall be effective however and whenever received. The Company or the Holder may effect a change of address for purposes of this Agreement by giving notice of such change to the Company, and the Company shall, upon the request of any party hereto, notify such party of such change in the manner provided herein. Until such notice of change of address is properly given, the addresses set forth on Annex I shall be effective for all purposes.

Section 9. Representations and Warranties

(a) Parent and the Company represent and warrant, jointly and severally, to the Holder, as follows:

(i) Each of Parent and the Company is duly incorporated or formed, as the case may be, validly existing and in good standing under the laws of the State of Delaware.

(ii) Each of Parent and the Company has all requisite power and authority to execute, deliver and perform their obligations under this Agreement. The execution, delivery and performance by Parent and the Company of this Agreement have been duly and validly authorized by all necessary action on the part of Parent and the Company and no other proceedings on the part of Parent or the Company are necessary to authorize the execution, delivery and performance by them of this Agreement. This Agreement has been duly executed and delivered by each of Parent and the Company and, assuming due authorization, execution and delivery by the Holder, constitutes a valid and binding obligation of each of Parent and the Company, enforceable against each of them in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and general principles of equity (whether considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought.

(iii) As of the date hereof, the authorized capital stock of the Company consists of (A) 50,000,000 shares of Common Stock, of which 28,172,500 shares are issued and outstanding and (B) 1,000,000 shares of preferred stock, par value $0.01 (the “Preferred Stock”) of which 125,000 shares designated as Series A Redeemable Exchangeable Preferred Stock are issued and outstanding. Options to acquire up to 2,062,500 shares of Common Stock have been or may be issued under the Company’s 2005 Stock Incentive Plan. Other than the Warrant, there are no other outstanding Equity Interests, options, warrants, rights or agreements or other commitments pursuant to which the Company is or may become obligated to issue any shares of its Equity Interests. All of the outstanding shares of Common Stock and Preferred Stock have been duly authorized and validly issued, have not been issued in violation of any preemptive rights, rights of first refusal or other third party rights, and are fully paid and nonassessable. Other than as set forth above, as of the date hereof, the Company has no other Equity Interests authorized, reserved for issuance, issued or outstanding and there are no voting trusts or other agreements or understandings to which the Company is bound with respect to voting the Preferred Stock or Common Stock.

(iv) No registration statement (including any amendments or supplements thereto and prospectuses contained therein) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading (except that the Company and Parent make no representation or warranty with respect to information relating to the Holder furnished to the Company by or on behalf of the Holder specifically for use therein).

(b) The Holder represents and warrants to the Company and Parent as follows:

(i) The Holder is duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

(ii) The Holder has all requisite power and authority to execute, deliver and perform their obligations under this Agreement. The execution, delivery and performance by the Holder of this Agreement have been duly and validly authorized by all necessary action on the part of the Holder and no other proceedings on the part of the Holder are necessary to authorize the execution, delivery and performance by the Holder of this Agreement. This Agreement has been duly executed and delivered by the Holder and, assuming due authorization, execution and delivery by the Company and Parent, constitutes a valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and general principles of equity (whether considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought.

Section 10. Miscellaneous Provisions.

(a) This Agreement shall be governed by, enforced under and construed in accordance with the laws of the State of Delaware, without giving effect (to the fullest extent provided by law) to any choice or conflict of law provision or rule thereof which might result in the application of the laws of any other jurisdiction. Each of the Parties hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the Delaware State Chancery Court located in Wilmington, Delaware, or (in the event that such court denies jurisdiction) any federal or state court located in the State of Delaware for any litigation arising out of or relating to this Agreement (and agrees not to commence any litigation relating thereto except in such courts) and further agrees that service of any process, summons, notice or document by U.S. registered mail according to Section 8 shall be effective service of process for any litigation brought against it in any such court. Each Party hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this Agreement in the Delaware State Chancery Court located in Wilmington, Delaware, or (in the event that such court denies jurisdiction) any federal or state court located in the State of Delaware and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum.

(b) When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof’, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

(c) This Agreement shall be binding upon the all parties and their respective heirs, executors, administrators and permitted successors and assigns.

(d) This Agreement may not be amended or modified except by a writing signed by an authorized signatory of each party. No waiver by any party or any breach or default hereunder shall be deemed to be a waiver of any preceding or subsequent breach or default.

(e) This Agreement shall terminate automatically upon: (i) the dissolution of the Company or (ii) when the Holder ceases to hold any Warrants, Warrant Shares or shares of Series A Preferred Stock.

(f) Any transfer or attempted transfer of any Transferred Securities in breach of this Agreement shall be void and of no effect. In connection with any attempted transfer in breach of this Agreement, the Company may hold and refuse to transfer any Transferred Securities or any certificate therefor, in addition to and without prejudice to any and all other rights or remedies which may be available to it. Except as expressly set forth in this Agreement, the remedies available to a party shall include the remedies of specific performance and injunctive and other equitable relief in case of any such breach or attempted breach and further agrees to waive (to the extent legally permissible) any legal conditions required to be met for the obtaining of any such injunctive or other equitable relief (including posting any bond in order to obtain equitable relief).

(g) This Agreement may be executed in any number of counterparts, each of which when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument binding upon all of the parties hereto notwithstanding the fact that all parties are not signatory to the original or the same counterpart. For purposes of this Agreement, facsimile signatures shall be deemed originals, and the Parties agree to exchange original signatures as promptly as possible.

(h) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to a Party. Upon such determination that any term or other provisions are invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible.

(i) Each party hereto shall cooperate and use their respective reasonable best efforts to take or cause to be taken all appropriate actions and do, or cause to be done, all things necessary or appropriate, including the execution of any additional documents or instruments of any kind and the taking of all such other actions as such party may reasonably be requested to take by the other party hereto from time to time, consistent with the terms of this Agreement in order to effectuate the provisions and purposes of this Agreement.

(j) No course of dealing between the Company, or its subsidiaries, and the Holder or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(k) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.

(l) This Agreement sets forth the entire agreement of the parties hereto as to the subject matter hereof and supersedes all previous agreements among all or some of the parties hereto, whether written, oral or otherwise, as to such subject matter. Unless otherwise provided herein, any consent required by the Company may be withheld by the Company in its sole discretion.

(m) Nothing in this Agreement shall be construed to grant any person or entity not a party, or a permitted assignee of a party to this Agreement, any rights or powers whatsoever, and no person or entity shall be a third party beneficiary of this Agreement.

(n) No director of the Company shall be personally liable to the Company or the Holder as a result of any acts or omissions taken under this Agreement in good faith.

*    *    *    *    *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first written above.

AFFINION GROUP HOLDINGS, INC.

By:	/s/ Nathaniel J. Lipman
Name:	Nathaniel J. Lipman
Title:	President and Chief Executive Officer

AFFINION GROUP HOLDINGS, LLC

By:
Name:
Title:

CENDANT CORPORATION

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first written above.

AFFINION GROUP HOLDINGS, INC.

By:
Name:
Title:

AFFINION GROUP HOLDINGS, LLC

By:	/s/ Marc Becker
Name:	Marc Becker
Title:	President

CENDANT CORPORATION

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first written above.

AFFINION GROUP HOLDINGS, INC.

By:
Name:
Title:

AFFINION GROUP HOLDINGS, LLC

By:
Name:
Title:

CENDANT CORPORATION

By:	/s/ David B. Wyshner
Name:	David B. Wyshner
Title:	EVP & Treasurer

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption”) is executed pursuant to the terms of the Securityholder Rights Agreement dated as of                     , a copy of which is attached hereto (the “Securityholder Rights Agreement”), by the transferee (“Transferee”) executing this Adoption. By the execution of this Adoption, the Transferee agrees as follows:

1.	Acknowledgement. Transferee acknowledges that Transferee is acquiring certain securities of Affinion Group Holdings, Inc., a Delaware corporation (the “Company”), subject to the terms and conditions of the Securityholder Rights Agreement. Capitalized terms used herein without definition are defined in the Securityholder Rights Agreement and are used herein with the same meanings set forth therein.

2.	Agreement. Transferee (i) agrees that the securities acquired by Transferee shall be bound by and subject to the terms of the Securityholder Rights Agreement, pursuant to the terms thereof, and (ii) hereby adopts the Securityholder Rights Agreement with the same force and effect as if he were originally a party thereto.

3.	Notice. Any notice required as permitted by the Securityholder Rights Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

ANNEX I

1.	If to the Company:

Affinion Group Holdings, Inc.
c/o Apollo Management V, L.P.
9 West 57th Street New York, New York 10019
	Facsimile:	(212) 515-3288
	Attention:	Marc Becker

with a copy (which shall not constitute notice) to:

O’Melveny & Myers, LLP
7 Times Square New York, New York 10036
	Facsimile:	(212) 326-2061
	Attention:	Adam K. Weinstein, Esq.

2.	If to Parent:

Affinion Group Holdings, LLC.
c/o Apollo Management V, L.P.
9 West 57th Street New York, New York 10019
	Facsimile:	(212) 515-3288
	Attention:	Marc Becker

with a copy (which shall not constitute notice) to:

O’Melveny & Myers, LLP
7 Times Square New York, New York 10036
	Facsimile:	(212) 326-2061
	Attention:	Adam K. Weinstein, Esq.

3.	If to the Holder:

Cendant Corporation
9 West 57th Street New York, New York 10019
Attn: Eric J. Bock, Esq.
Fax: (212) 413-1922

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square New York, New York 10036
Attn:	David Fox, Esq. Patricia Moran, Esq.
Fax:	(212) 735-2000

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